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                                  EXHIBIT 11.1

                    COMPUTATION OF NET LOSS PER COMMON SHARE

                                               THREE MONTHS ENDED MARCH 31,
                                               ----------------------------
                                                   1999           1998
                                                   ----           ----

        Net loss attributable to common
          shareholders........................ $(1,484,986)   $(1,536,761)
                                                ==========     ==========

        Weighted average shares outstanding...   9,380,328      7,272,106
                                                 =========      =========

        Basic and diluted net loss per common
        share.................................      $(0.16)        $(0.21)
                                                     =====          =====





                  COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                         ACTUAL     WEIGHTED
                                         ISSUE DATE      SHARES     AVERAGE
                                         ----------      ------     -------

       1998 Beginning Balance .........                7,225,462    7,225,462
       Option Exercise ................  01/09/98         31,655       28,841
       Option Exercise.................  01/13/98          3,876        3,359
       Restricted Stock Award .........  03/06/98         50,000       14,444
                                                       ---------    ---------
          March 31, 1998 Ending Balance  03/31/98      7,310,993    7,272,106
                                                       =========    =========

       1999 Beginning Balance .........                9,379,209    9,379,209
       Option Exercise ................  03/26/99         20,144        1,119
                                                       ---------    ---------
          March 31, 1999 Ending Balance  03/31/99      9,399,353    9,380,328
                                                       =========    =========